Exhibit 99.1

TO:       Executive Officers and Directors

FROM: William J. Haynes, II

DATE:  March 8, 2016

RE:        Required Blackout Notice – Tender Offer-Related Stock Trading Restrictions

As you know, General Dynamics Corporation, through its wholly-owned subsidiary Red Hawk Enterprises Corp. (collectively, “General Dynamics”), recently commenced an offer to purchase any and all outstanding shares of common stock of CSRA Inc. at a purchase price of $40.75 per share in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). This notice informs you that, during a Blackout Period (as discussed further below) relating to the tender offer that will affect certain participants in the CSRA 401(k) Plan (the “401(k) Plan”), executive officers and directors will be prohibited from trading in Company Securities (as defined below), whether or not they participate in the 401(k) Plan. (Note that this Blackout Period will coincide with a restricted period under the Company’s Detailed Statement of Policy on Insider Trading (PO #0103A) (the “Insider Trading Policy”), which also restricts trading during this period.)

General Dynamics is making the Offer to Purchase to all CSRA stockholders, including participants in the 401(k) Plan who have invested in the CSRA Stock Fund (the “Stock Fund”). The Stock Fund is a unitized stock fund that consists primarily of shares of CSRA common stock (the “401(k) Plan Shares”). Participants will temporarily be unable to conduct transactions with respect to their 401(k) Plan account balances for a period during which the administrator under the 401(k) Plan will process instructions relating to the tender offer and during the settlement period for the tender offer. The period during which participants will be unable to transfer or sell 401(k) Plan Shares is called the “Blackout Period.” During the Blackout Period, participants who hold 401(k) Plan Shares will temporarily be unable to (1) direct or diversify investments in their individual accounts, (2) obtain a loan from the 401(k) Plan, (3) obtain a distribution from the 401(k) Plan, or (4) exercise certain other rights generally available under the 401(k) Plan.

Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, during the Blackout Period you generally may not enter into any transaction with respect to shares of CSRA common stock (including any derivative securities such as stock options) (“Company Securities”), whether or not you participate in the 401(k) Plan. Specifically, during the Blackout Period, you are prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring any Company Securities, including exercising stock options, if you acquired such CSRA shares or equity awards in connection with your services as a director or executive officer of CSRA (subject to certain narrow exceptions). This trading restriction includes indirect trading where you have a pecuniary interest in the transaction (such as transactions by family members, partnerships, corporations, or trusts in which you have a pecuniary interest).

The Blackout Period is currently expected to begin at 4:00 p.m., Eastern Time, on March 27, 2018 and end during the week of April 1, 2018. We will notify you if the timing of the Blackout Period changes, and will notify you when the Blackout Period ends.

There are limited exemptions to the foregoing restrictions, including: bona fide gifts and transactions involving Company Securities that you are able to demonstrate were not acquired in connection with your service or employment as a director or executive officer. As is required under the Insider Trading Policy, proposed transactions should be discussed with the Company’s legal department before you or your family members take any action concerning Company Securities during this period.

Please note that the trading restrictions implemented because of the blackout period are in addition to other trading restrictions under the Insider Trading Policy.

Questions regarding this notice or the Blackout Period (including questions regarding whether the Blackout Period has begun or ended) may be directed to:

Legal Department

CSRA Inc.

3170 Fairview Park Drive

Falls Church, VA 22042

Telephone: 703-641-2000

Email: Legal401k@csra.com

If this notice has been delivered to you by electronic means, you have the right to receive a paper version of this notice, and may request a paper version of this notice at no charge by contacting the legal department as indicated above.

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